EXHIBIT 10.171

                           WARRANT PURCHASE AGREEMENT



         THIS WARRANT PURCHASE AGREEMENT (the "Agreement") is made this 22nd day of August 1997, by and between Nona Morelli's II Inc., a corporation organized under the laws of Colorado ("Nona") and Joseph Monterosso, an individual with an office in San Francisco, California ("Monterosso").

         WHEREAS, on January 13, 1994, E.N. Phillips Company, a Delaware corporation, now known as Group V Corporation ("Group V"), entered into that certain Stock Purchase Agreement with Nona pursuant to which Nona was granted New Series D Warrants to Purchase Common Stock ("Warrants") giving it the right to purchase up to 12,000,000 shares of common stock of Group V, as more fully described in the Warrant Agreement annexed hereto as Exhibit "A" (the "Warrant Agreement"); and,

         WHEREAS, Monterosso wishes to acquire Nona's rights under the Warrant Agreement.

         IN CONSIDERATION of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Nona and Monterosso agree as follows:

1.       Purchase and Sale

         On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, and for the Purchase Price (as defined herein), Nona agrees to sell its rights and interest in the Warrant Agreement, and Monterosso agrees to purchase the Warrant Agreement.

2.       Purchase Price

         The Purchase Price for the Warrant Agreement shall be One Million Eight Hundred Thousand Dollars ($1,800,000) consisting of a Secured Promissory Note issued by Monterosso, a copy of which is annexed hereto as Exhibit "B" (the "Note"), to be issued in one or more series at the election of Nona. The Note is to be secured by the Warrants pursuant to the Security Agreement, a copy of which is attached hereto as Exhibit "C" ("Security Agreement").

3.       Effective Date and Closing

         The closing of the purchase and sale contemplated by this Agreement (the "Closing") shall occur upon such date that the parties have satisfied their respective obligations and covenants contained herein, but shall not be later than August 15, 1997. At the Closing, Monterosso shall deliver the Note to Nona and Nona shall assign the Warrant Agreement subject to Nona's rights to retain its rights to the Warrants pursuant to its security interest in the Warrant Agreement. Notwithstanding the date of Closing, the Effective Date shall be August 8, 1997.

4.       Representations and Warranties of Nona

         Nona hereby represents and warrants to Monterosso that:

          A. Organization. Nona is a corporation validly existing and in good standing under the laws of Colorado, with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite corporate action on the part of Nona. This Agreement has been duly executed and delivered by Nona and constitutes a binding, and enforceable obligation of Nona.

          B. Third Party Consent No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by Nona in connection with the execution, delivery, or performance of this Agreement, or if required, Nona has or will obtain same prior to Closing.

          C. Litigation. Nona is not a defendant or a plaintiff against whom a counterclaim has been made or reduced to judgement, in any litigation or proceedings before any local, state or U.S. government, or any department, board, body or agency thereof, which could result in a claim against the Warrants; and,

          D. Status of Warrant Agreement. The Warrant Agreement is a valid and binding derivative security issued by GRPV and Nona has not created any option, security interest or encumbrance involving the Warrant Agreement or the underlying Warrants that would give rise to any claims by third parties or otherwise conflict with or preclude the sale as contemplated herein.

          E. Authority. This Agreement has been duly executed by Nona, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which Nona is a party or to which Nona is subject; and,

5.       Conditions Precedent to Obligations of Nona and Monterosso

         All obligations of Nona under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

          A.   Issuance  of  Note.   Monterosso  shall  have  taken  all  action
               necessary to issue and shall have executed the Note and Security Agreement and delivered same to Nona pursuant to this Agreement.

          B. Assignment of Warrant Agreement. Nona shall have taken all action necessary to assign the Warrant Agreement, subject to the Security Agreement, to Monterosso.

          C. Acceptance of Documents. All instruments and documents delivered to Nona pursuant to the provisions of this Agreement shall be satisfactory to Nona and its legal counsel.

6.       Availability of Information

         Nona and Monterosso each represent that, by virtue of their respective business activities and economic bargaining power or otherwise, they have been able to conduct their own due diligence and have had access to or have been furnished with, prior to or concurrently with the execution hereof, the information which they consider to be adequate to make a decision to exchange the Warrant Agreement for the Note.

7.       Private Transaction

          A. Private Offering. Monterosso understands that the Warrant Agreement and the underlying Warrants are being transferred to him in reliance on specific exemptions from the registration requirements of the United States federal and state securities rules and regulations, and that Nona is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Monterosso set forth herein in order to determine the applicability of such exemptions to this transaction.

          B. No Registration; No Public Market. The Warrant Agreement and the underlying Warrants have not been registered under the United States Securities Act of 1933, as amended (the "Act"), nor qualified under applicable state securities laws. There is no present public market for the Warrants. The Warrants and the common stock into which the Warrants may be converted may be acquired for investment purposes only and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred or offered to be so sold without an effective registration statement under the Act and the regulations promulgated pursuant thereto.

          C. Purchase for Own Account. Monterosso is not an underwriter of, or dealer in, the Warrants and Monterosso is not acting as such or participating, pursuant to a contractual agreement, in the distribution of the Warrants.

          D. Investment Risk. Because of Monterosso's financial position and other factors, the exchange contemplated by this Agreement may involve a high degree of financial risk, including the risk that Monterosso may lose his entire investment.

          E. Access to Information. Monterosso and his advisors have been afforded the opportunity to discuss the transaction with legal and accounting professionals and, as the President and Control Person of GRPV, to examine and evaluate the financial condition of GRPV.

8.       Termination

         This Agreement may be terminated at anytime prior to the date of Closing by either party if (a) there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement, and which, in the judgment of such party giving notice to terminate and based upon the advice of legal counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement, or (b) if the transaction contemplated herein has not closed by August 15, 1997.

9.       Miscellaneous

          A. Authority. Monterosso and the officers of Nona executing this Agreement are duly authorized to do so and each party has taken all action required by law or otherwise to properly and legally execute this Agreement.

          B. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

                  To Monterosso:   Joseph J. Monterosso
                                   550 15th Street, 3rd Floor
                                   San Francisco, California 94103
                                   Telephone: (415) 575-0222
                                   Facsimile: (415) 861-4177

                  To Nona:         Nona Morelli's II Inc.
                                   2 Park Plaza, Suite 470
                                   Irvine, California 92614
                                   Telephone: (714) 833-5381
                                   Facsimile: (714) 833-7854

                  or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

          C. Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

          D. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

          E. Assignment. None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor's heirs, executors, administrators and successors.

          F. Applicable Law. This Agreement has been negotiated and is being contracted for in Orange County, California, it shall be governed by the laws of California, notwithstanding any conflict-of-law provision to the contrary.

          G.   Attorney's   Fees.  If  any  legal  action  or  other   preceding
               (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

          H. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

          I. Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

          J. Further Assurances. At any time, and from time to time after the Closing, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the Warrants to be transferred hereunder, or otherwise to carry out the intent and purposes of this Agreement.

          K. Broker's or Finder's Fee; Expenses. Monterosso and Nona each warrant that they have not incurred any liability, contingent or otherwise, for brokers' or finders' fees or commissions relating to this Agreement for which the other party shall have responsibility. Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring same.

          L. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

          M. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          N. Facsimile. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                        "Nona"
                                        Nona Morelli's II Inc.

                                        By:  /s/       Fred G. Luke
                                             ----------------------------------
                                             Name:     Fred G. Luke
                                             Title:    Chief Executive Officer

                                        "Monterosso"

                                             /s/       Joseph Monterosso
                                             ----------------------------------
                                                       Joseph Monterosso

                                   EXHIBIT "A"

                                     to the
                           Warrant Purchase Agreement
                              dated August 22, 1997

                              THE WARRANT AGREEMENT

                                   EXHIBIT "B"

                                     to the
                           Warrant Purchase Agreement
                              dated August 22, 1997

                             SECURED PROMISSORY NOTE

U.S. $1,800,000                                                 August 22, 1997
                                                             Irvine, California

         FOR VALUE RECEIVED, Joseph Monterosso, an individual residing in the United States, State of California ("Maker"), hereby promises to pay to Nona Morelli's II Inc., a Colorado corporation ("Payee"or "Holder") the principal sum of One Million Eight Hundred Thousand Dollars ($1,800,000), payable in installments as set forth herein, with interest at the rate of six percent (6%) per annum payable on the Due Date. This Secured Promissory Note (the "Note") is issued by Maker pursuant to the Warrant Purchase Agreement of even date (the "Purchase Agreement"). This Note shall be secured by the rights to the 12,000,000 New Series D Warrants to Purchase Common Stock (the "Warrants") conferred to Payee pursuant to the Warrant Agreement dated March 30, 1994, between E.N. Phillips Company, a Delaware corporation, now known as Group V Corporation (the "Company") and Payee, a copy of which is attached hereto as Exhibit "A" (the "Warrant Agreement"). The Warrant Agreement and the underlying Warrants are referred to herein as the"Collateral".

         Payments of principal under this Note shall be made as follows:


                 Installment
---------------------------------------------
         Due Date                Amount
------------------------   ------------------
September 1, 1997          $           23,100
October 1, 1997                        46,200
November 1, 1997                       69,000
December 1, 1997                      184,600
January 1, 1998                       184,600
February 1, 1998                      184,600
March 1, 1998                         184,600
April 1, 1998                         184,600
May 1, 1998                           184,600
June 1, 1998                          184,600
July 1, 1998                          184,600
August 1, 1998                        184,900
                           ------------------
                           $        1,800,000

         All documents and instruments now or hereafter evidencing and/or securing the indebtedness evidenced hereby or any part thereof, including but not limited to this Note and the Security Agreement of even date, are sometimes collectively referred to herein as the "Security Documents."

                                                           [NM\PNO:JM1-8MIL.PNO]

         All agreements in this Note and all other Security Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, for any circumstance whatsoever, fulfillment of any provision of this Note or any other Security Document at the time performance of such provision shall be due shall involve exceeding any usury limit prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Payee shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Maker.

         Maker and Payee affirm that the indebtedness evidenced represents the total consideration for the Warrants being acquired by Maker pursuant to the Purchase Agreement.

         This Note may be satisfied at any time, in whole or in part, at the election of Maker, without penalty.

         To secure the payment of this Note, Maker hereby grants to the Holder pursuant to a Security Agreement dated of even date between Maker and Holder a security interest in the Collateral.

         Upon default, the Holder may resort to any remedy, including immediate sale of the Collateral, available to a secured party under the Uniform Commercial Code.

         Each of the following events or occurrences shall constitute an "Event of Default" hereunder: (a) if default is made in the payment of any installment hereunder, or of any monetary amount payable hereunder, under the terms of any Security Document, or under the terms of any other obligation of Maker to Payee hereunder, within ten (10) days following the date the same is due; (b) if default is made in the performance of any other promise or obligation described herein, in any Security Document, or in any other document evidencing or securing any indebtedness of Maker to Payee following ten (10) days prior notice to Maker of such default and the failure of Maker to cure such default within said ten (10) day period; (c) if Maker shall execute an assignment of any of his property for the benefit of creditors, fail to meet any obligations herein described, be unable to meet his debts as they mature, or be declared insolvent by any court, suffer any judgment or decree to be rendered against him in an amount greater than US$10,000, suffer a receiver to be appointed for any of his property, or voluntarily seek relief or have involuntary proceedings brought against him under any provision now in force or hereinafter enacted of any law relating to bankruptcy; (d) if any writ of attachment, garnishment or execution shall be issued against Maker; (e) if any tax lien be assessed or filed against Maker; (f) if any warranty, representation or statement made or furnished to Payee by or on behalf of Maker, including but not limited to any information provided to Payee in conjunction with the Purchase Agreement.

                                                           [NM\PNO:JM1-8MIL.PNO]

         Upon the occurrence of any Event of Default, which is not cured within ten (10) days after notice of such default is given by Payee or at any time thereafter when any Event of Default may continue, Payee may, at its option and in its sole discretion, declare the entire balance of this Note to be immediately due and payable, and upon such declaration all sums outstanding and unpaid under this Note shall become and be in default, matured and immediately due and payable, without presentment, demand, protest or notice of any kind to Maker or any other person, all of which are hereby expressly waived, anything in this Note or any other Security Document to the contrary notwithstanding.

         Maker shall pay to Payee all reasonable costs, expenses, charges, disbursements and attorneys' fees incurred by Payee following an Event of Default in collecting, enforcing or protecting this Note or any other Security Document or protecting the Collateral, whether incurred in or out of court, including appeals and bankruptcy proceedings.

         Payee and Maker hereby agree to trial by court and irrevocably agree to waive jury trial in any action or proceeding (including but not limited to any counterclaim) arising out of or in any way related to or connected with this Note or any other Security Document, the relationship created thereby, or the origination, administration or enforcement of the indebtedness evidenced and/or secured by this Note or any other Security Document.

         This Note has been delivered to Payee and accepted by Payee in the State of California, county of Orange and shall be governed and construed generally according to the laws of said State and county except to the extent that creation, validity, perfection or enforcement of any liens or security interests securing this Note are governed by the laws of another jurisdiction. Venue of any action brought pursuant to this Note or any other Security Document, or relating to the indebtedness evidenced hereby or the relationships created by or under the Security Documents shall, at the election of the party bringing the action, be brought in a State or United States federal court in Orange County, California. Maker and Payee each waives any objection to the jurisdiction of or venue in such court and to the service of process issued by such court and agrees that each may be served by any method of process described in the State of California or United States Federal Rules of Civil Procedure. Maker and Payee each waives the right to claim that such court is an inconvenient forum or any similar defense.

         If, in any jurisdiction, any provision of this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such holding shall not affect any other provisions of this Note, and this Note shall be construed, to the extent of such invalidity, illegality or unenforceability (and only to such extent) as if any such provision had never been contained herein. Any such holding of invalidity, illegality or unenforceability in one jurisdiction shall not prevent valid enforcement of any affected provision if allowed under the laws of another relevant jurisdiction.

         No waiver by the holder of any payment or other right under this Note shall operate as a waiver of any other payment or right.

         As used in this Note, the term "person" shall include, but is not limited to, natural persons, corporations, partnerships, trusts, joint ventures and other legal entities, and all combinations of the foregoing natural persons or entities, and the term "obligation" shall include any requirement to pay any indebtedness and/or perform any promise, term, provision, covenant or agreement included or provided for in this Note or any other Security Document.

                                                           [NM\PNO:JM1-8MIL.PNO]

         A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

         Executed by the undersigned the year and day first above written.

                                        /s/  Joseph Monterosso
                                        ---------------------------------------
                                             Joseph Monterosso

                                                           [NM\PNO:JM1-8MIL.PNO]

                                   EXHIBIT "A"

                                     to the
                             Secured Promissory Note
                              dated August 22, 1997

                              THE WARRANT AGREEMENT

                                                           [NM\PNO:JM1-8MIL.PNO]

                                   EXHIBIT "C"

                                     to the
                           Warrant Purchase Agreement
                              dated August 22, 1997

                               SECURITY AGREEMENT



         THIS SECURITY AGREEMENT ("Agreement") is executed as of this day of August, 1997 by Joseph Monterosso (hereinafter referred to as the "Debtor"), in favor of Nona Morelli's II Inc., its successors and assigns (hereinafter referred to as the "Secured Party").

         WHEREAS, the following recitals of fact are a material part of this Agreement; and,

         WHEREAS, simultaneously with the execution and delivery of this Agreement, Debtor is executing a Purchase Agreement and, in connection therewith, a Secured Promissory Note in the amount of $1,800,000 (the "Note"), both of even date, pursuant to which Debtor is purchasing Secured party's rights, title and interest in the Warrant Agreement dated March 30, 1994 between Secured Party and E.N. Phillips Company now known as Group V Corporation ("GRPV"); and,

         WHEREAS, Secured Party is granting credit to Debtor pursuant to the Note which is required to be secured by the Warrant Agreement and the rights thereunder to purchase 12,000,000 shares of GRPV common stock (the "Warrants"). The Warrant Agreement and all other documents and instruments evidencing and/or securing indebtedness of Debtor to Secured Party are collectively referred to herein, along with this Agreement, as the "Security Documents"; and,

         WHEREAS, Secured Party is unwilling to grant credit to Debtor unless Debtor grants to Secured Party the security interest granted herein according to the terms and conditions hereof.

1.       Pledge of Collateral

         In consideration of the granting of credit to Debtor by Secured Party, Debtor hereby grants to Secured Party a security interest (hereinafter referred to as the "Security Interest") in the Warrant Agreement and the underlying Warrants described in Exhibit "A" attached hereto, including all proceeds, derivative rights and products thereof and additions and accessions thereto (hereinafter referred to as the "Collateral").

         This Agreement and the rights hereby granted herein shall secure the following (hereinafter collectively referred to as the "Obligations"):

          A. Principal and Interest. The principal amount of Debtor's Indebtedness to Secured Party, as evidenced by the Note and the Security Documents, with interest thereon as specified in such documents, and any other sums due and any renewals, extensions or modifications thereof; and

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

          B. Expenses. The expense of all legal proceedings, including attorneys' fees, brought by the Secured Party to enforce any Security Documents executed by Debtor or this Agreement, and all other costs and expenses paid or incurred by the Secured Party in respect of or in connection with the protection, maintenance or sale of the Collateral; and

          C. Performance. The observance and performance by the Debtor of all of the terms, provisions, covenants and obligations on its part to be observed or performed under any Security Documents, this Agreement; and

          D. Other. Any and all indebtedness, obligations and liabilities of any kind and nature of the Debtor to Secured Party, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

2.       Debtor's Warranties, Covenants and Agreements

         Debtor hereby warrants, covenants and agrees that:

          A. Purpose. The Collateral covered by this Agreement is pledged by Debtor to secure Debtor's promise to pay the Purchase Price (as defined in the Purchase Agreement) and to induce Secured Party to enter into the Purchase Agreement with Debtor.

          B. Third Party Claims. Debtor at its cost and expense will protect and defend this Agreement, all of the rights of Secured Party hereunder and the Collateral against the claims and demands of all other parties. Debtor will promptly notify Secured Party of any attempt to levy, distraint, lay claim, disavow, repudiate or otherwise diminish the derivative rights, or seize by legal process or otherwise of any part of the Collateral, and of any threatened claims or proceedings that might in any way affect or impair any of the terms of this Agreement or the Purchase Agreement.

          C. Notices. Debtor will give Secured Party immediate written notice of any change in location of Debtor's last known residence address.

3.       Events of Default

         The occurrence of any of the following events shall constitute and is hereby defined to be an "Event of Default":

          A. Breach of Note or Security Agreement Any failure or neglect to observe or perform any of the terms, provisions, promises, agreements or covenants of the Note or this Agreement and the continuance of such failure or neglect after notice thereof by Secured Party to the Debtor; or

          B. Failure to Pay. Any failure of the Debtor to pay any installment of principal and/or interest, or any other sum due under any Security Documents in accordance with their terms; or

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

          C. Breach of Purchase Agreement or False Statements. Failure or neglect to observe or perform any of the terms or covenants in the Purchase Agreement, or any warranty, representation or statement contained in this Agreement or otherwise made or furnished to the Secured Party by or on behalf of the Debtor in the Purchase Agreement, the Put/Option Agreement or any Security Documents shall be or shall prove to have been false when made or furnished; or

          D. Destruction or Demise of Collateral. Any loss, theft, substantial damage, destruction of, or the attachment of an encumbrance to any of the Collateral, the cancellation of the Collateral by GRPV or its successor(s) in interest (and said Collateral is not immediately replaced, restored or returned) Debtor's assignment or attempted transfer of the Collateral to anyone, or the sale, creation of a security interest, lien, attachment, levy, garnishment, distraint, or other process of, in or upon any of the Collateral, and if such attachment or other similar process is not bonded or released within thirty (30) days after such action is taken.

4.       Secured Party's Remedies

         Upon the occurrence of any Event of Default hereunder, Secured Party shall have the following rights and remedies:

          A. Acceleration and Sale. Secured Party may, at its option, declare all or any part of the Note immediately due and payable. Secured Party may, without further notice or demand and without legal process, negotiate for the sale of the Collateral.

          B. All Remedies Available. Secured Party may pursue any legal remedy available to collect all sums due under the Note and/or secured hereby and to enforce its title in and right to possession and sale of the Collateral, and to enforce any and all other rights or remedies available to it, and no such action shall operate as a waiver of any other right or remedy of the Secured Party under the terms hereof or under applicable law.

          C. Waiver of Defenses. Debtor waives any requirements of presentment, protest, notices of protest, notices of dishonor, and all other formalities. Debtor waives all rights and/or privileges it might otherwise have to require Secured Party to proceed against sell or otherwise transfer the Collateral encumbered hereby or by any Security Documents or to proceed against Maker personally or to pursue any other remedy available to Secured Party in any particular manner or order under the legal or equitable doctrine or principle of marshaling and/or suretyship Debtor acknowledges that he has signed this Agreement and in doing so has subjected his property to this Agreement to secure any deficiency in the subject indebtedness and hereby expressly waives the benefits of the provisions of any laws which could delay, defeat or render more costly Secured Party's realization upon the Collateral, and waives any defense arising by reason of any disability or other defense of Debtor, and waives the benefit of any statutes of limitation affecting the enforcement hereof.

          D. Sale of Collateral. Secured Party may immediately sell all or any part of the Collateral at public or private sale either with or without having such Collateral at the place of sale, and with notice to Debtor as provided herein. The proceeds of such sale,

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

          after deducting therefrom all expenses of Secured Party in taking, storing, validating and selling the Collateral (including attorneys' fees and court costs) shall be applied to the payment of any part or all of the Obligations and any other indebtedness or liability of Debtor to Secured Party, and any surplus thereafter remaining shall be paid to any person that may be legally entitled thereto notwithstanding anything to the contrary contained in any of the Security Documents. In the event of a deficiency between such net proceeds from the sale of Collateral and the total amount of Obligations owing by Debtor, Debtor will promptly upon demand pay the amount of such deficiency to Secured Party.

          E. Secured Party as Purchaser. At any sale, public or private, of the Collateral or any part thereof, made in the enforcement of the rights and remedies of Secured Party, Secured Party may purchase any part or parts of the Collateral or all thereof offered at such sale.

          F. Notice of Sale. Secured Party shall give Debtor reasonable notice of any sale or other disposition of the Collateral or any part thereof. Debtor agrees that notice shall be conclusively deemed to be reasonable and effective if such notice is mailed by registered or certified mail postage prepaid, to Debtor at Debtor's last known residence address at least ten (10) days prior to such sale or other dispositions.

          G. Applicable Law Remedies. Secured Party shall have all the rights and remedies afforded a Secured Party under applicable law.

5.       Miscellaneous Provisions

          A. Waivers and Cumulative Remedies. No Event of Default hereunder by Debtor shall be deemed to have been waived by Secured Party except by a writing to that effect signed by Secured Party and no waiver of any such Event of Default shall operate as a waiver of any other Event of Default on a future occasion, or as a waiver of that Event of Default after written notice thereof and demand by Secured Party for strict performance of this Agreement. All rights, remedies and privileges of Secured Party hereunder shall be cumulative and not alternative, and shall, whether or not specifically so expressed, inure to the benefit of the Secured Party, its successors and assigns, and all obligations of the Debtor shall bind its successors and legal representatives.

          B. Waiver of Jury Trial. Secured Party and Debtor hereby agree to trial by court and irrevocably waive jury trial in any action or proceeding (including but not limited to any counterclaim) arising out of or in any way related to or connected with this agreement or any other Security Documents, the relationship created thereby, or the origination, administration or enforcement of the indebtedness evidenced and/or secured by the Purchase Agreement or any Security Documents.

          C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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

          D. Written Amendment Required. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement subscribed by Debtor and Secured Party.

          E. Full Force and Effect. This Agreement shall remain in full force and effect until all of the obligations and the indebtedness evidenced on the Note, and any extensions or renewals thereof, shall be paid in full.

          F. Successors and Assigns. Secured Party and Debtor as used herein shall include the heirs, executors or administrators, or successors or assigns of those parties. The provisions of this Agreement shall apply to the parties according to the context hereof and without regard to the number or gender of words and expressions used herein.

          G. Financing Statements. A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statements. Notwithstanding the foregoing, Debtor shall provide, shall execute and shall cooperate with Secured Party in the execution and filing of such financing statements, documents and instruments as Secured Party may reasonably request in order to perfect the security interest granted to Secured Party hereunder or otherwise to carry out the purposes of this Agreement.

          H. Governing Law. This Security Agreement and the transaction evidenced hereby shall be construed under the laws of the State of California, as the same may from time to time be in effect.

          I. Facsimile. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered on behalf of and in the name of Debtor on the date indicated above.

                                        "Debtor"

                                        /s/            Joseph Monterosso
                                        ---------------------------------------
                                                       Joseph Monterosso

                                        "Secured Party"
                                        Nona Morelli's II Inc.,
                                        a Colorado corporation

                                        By:  /s/       Fred G. Luke
                                             ----------------------------------
                                             Name:     Fred G. Luke
                                             Title:    Chief Executive Officer

                                                           [NM\PNO:JM1-8MIL.PNO]

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